Exhibit 4.7




THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON RESALE AND MAY NOT BE RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.




                        WARRANT TO PURCHASE 28,571 SHARES

                                     OF THE

                                  COMMON STOCK

                                       OF

                               LECROY CORPORATION

                           Void after August 15, 2006


         This certifies that, for value received, SG Cowen Securities Corporation or its permitted assigns ("Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time before 5:00 p.m. Eastern Standard Time on August 15, 2006 (the "Expiration Date"), to purchase from LeCroy Corporation, a Delaware corporation (the "Company"), up to 28,571 shares of the Company's Common Stock, $0.01 par value per share (the "Warrant Stock"), at a price of $17.50 per share (the "Purchase Price"). The Purchase Price and the number and character of shares of Warrant Stock purchasable hereunder are subject to adjustment as provided herein. Unless the context otherwise requires, the term "Warrant Stock" shall mean the stock and other securities and property at any time issuable upon exercise of this Warrant. The term "Warrant" as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.










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                  1.       Exercise.

                  1.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day prior to the Expiration Date by surrendering this Warrant at the principal executive office of the Company, together with an executed Notice of Exercise in the form attached hereto as
Exhibit 1 and payment in full of the Purchase Price for the number of shares of Warrant Stock to be purchased upon such exercise of this Warrant.

                  1.2 Form of Payment. Payment may be made by (i) check payable to the Company's order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder or (iv) any combination of the foregoing.

                  1.3 Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Holder and the Company shall promptly issue a new Warrant of like tenor for purchase of the number of remaining shares of Warrant Stock not previously purchased.

                  1.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company shall pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

                  1.5 Net Exercise Election. The Holder may elect to convert all or a portion of this Warrant, without payment by the Holder of any consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise, into the number of shares of Warrant Stock computed using the following formula:

                             X = Y (A-B)
                                 -------
                                    A

where X = the number of shares of Warrant Stock to be issued to the Holder.

                  Y = the number of shares of Warrant Stock issuable upon exercise of the Warrant (or, if a partial exercise, the appropriate portion thereof).

                  A = the fair market value of one (1) share of Warrant Stock, as of the time of net exercise.

                  B = the Purchase Price (as adjusted to the date of such calculation).

For purposes of the above calculation, the fair market value of one (1) share of Warrant Stock shall be the product of (i) the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Wall Street Journal for the five
(5) trading days prior to the date of determination of fair market value and
(ii) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise.

                  1.6 Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable on or after the date of exercise and in any event within ten (10) days thereafter, the Company

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

at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Warrant Stock issuable upon such exercise.

                  1.7 Taxes. The issuance of the shares of Warrant Stock upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

         2. Valid Issuance. All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

         3. Transfer. This Warrant may not be transferred in whole or in part unless such transfer complies with all applicable securities laws. Upon a valid transfer of all or a portion of this Warrant, the Company shall promptly make appropriate entries on the books of the Company maintained for such purpose at the principal office of the Company. The Company shall promptly issue substantially identical new Warrant(s) to the appropriate new Holder(s).

         4. Adjustment of Purchase Price and Number of Shares. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Purchase Price therefor, are subject to adjustment upon occurrence of the following events:

                  4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Purchase Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of Warrant Stock.

                  4.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock payable in securities of the Company then, and in each such case, the Holder of this Warrant, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto.

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

         5. Certificate as to Adjustments. In each case of any adjustment in either the Purchase Price or in the number of shares of Warrant Stock, or other stock, securities or property receivable on the exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall forthwith mail a copy of each such certificate to the Holder of this Warrant.

         6.       Major Corporate Events.

                  6.1 Definitions: The following terms shall have the meanings indicated:

                  (a) "Non-Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more persons (other than a wholly owned subsidiary of the Company) in which the Company is not the survivor, or a sale of all or substantially all of the assets of the Company to one or more other persons, if, in connection with either of the foregoing, consideration is distributed to holders of the Company's common stock in exchange for all or substantially all of their equity interest in the Company.

                  (b) "QPO" means the closing of a firm commitment underwritten public offering pursuant to an effective registration statement covering the offer and sale of the Company's common stock to the public.

                  6.2 Non-Surviving Combination. The Company shall provide notice to the Holder at least 15 business days prior to the expected closing of any Non-Surviving Combination. The Holder shall have the right, at its option, to:

                  (a) exercise this Warrant for Warrant Stock;

                  (b) receive from the survivor in any such Non-Surviving Combination, a warrant issued by such survivor of a nature and value as similar as is reasonably practicable to the nature and value of this Warrant.

                  6.3 QPO. The Company shall provide notice to the Holder at least 15 business days prior to the expected pricing date of a QPO. In connection therewith, the Holder shall have the right at its option to:

                  (a) exercise this Warrant for Warrant Stock;

                  (b) put this Warrant to the Company at a price per common equivalent equal to (i) the price per share of common stock paid in the QPO minus (ii) the Purchase Price; this amount shall be paid in cash to the Holder at the closing of the QPO; or

                  (c) continue to hold this Warrant in accordance with the terms hereof.

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

         7. No Impairment. The Company shall not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) shall take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon the exercise of this Warrant.

         8.       Notices of Record Date.  In case:

                  (a) the Company shall take a record of the holders of its Warrant Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any stock dividend; or

                  (b) of any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

                  (c) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, and stating the amount and character of such dividend, or (ii) the date on which such consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Warrant Stock (or such other stock or securities) for securities or other property deliverable upon such consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten
(10) days prior to the date therein specified.

         8. Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of a written indemnity agreement reasonably satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor.

         9. Reservation of Warrant Stock. The Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Warrant Stock as shall be sufficient to permit the exercise in full of this Warrant.

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

         10. No Shareholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         11. Representations of the Holder. The Holder hereby represents and warrants to the Company that it:

                  11.1 Understands that: (a) the Warrant and Warrant Stock are "restricted securities" under the federal securities laws since the sale of the Warrant and Warrant Stock has not been registered under the Act; (b) the Warrant and Warrant Stock may be resold without registration under the Act only in certain limited circumstances; and (c) the Holder may be required to hold the Warrant and Warrant Stock indefinitely unless such securities are subsequently registered under the Act or an exemption from such registration is available.

                  11.2 Agrees that the Company may, prior to the registration of the Warrant Shares under the Securities Act of 1933, as amended, place the legend set forth below on any stock certificate(s) evidencing the Warrant
Shares:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON RESALE AND MAY NOT BE RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

         12. Stock Purchase Agreement; Registration Rights. This Warrant has been issued pursuant to a letter agreement between the Company and the Holder, dated August 15, 2001, and a Placement Agent Agreement, dated the date hereof (the "Placement Agent Agreement"), between the Company and the Holder. The Holder shall have and be entitled to exercise the rights of registration granted under the Placement Agent Agreement.

         13. Notices. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the Holder.

         14. Amendment; Waiver. This Warrant may be amended or any provision hereof waived only by an instrument in writing signed by the Company and the Holder.

         15. Headings. The description headings in this Warrant are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.



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

         16. Law Governing. This Warrant shall be governed by the laws of the State of New York without regard to principles of conflicts of laws.

Dated: August 15, 2001

LECROY CORPORATION       HOLDER:
                                           SG Cowen Securities Corporation

By     /s / Raymond F. Kunzmann            By:    /s / Richard E. Gormley
       ----------------------------               -----------------------------
Name:  Raymond F. Kunzmann                 Name:  Richard E. Gormley
       ----------------------------               -----------------------------
Title: Vice President                      Title: Managing Director
       ----------------------------               -----------------------------

                                                                       Exhibit 1

                               NOTICE OF EXERCISE


To:      LECROY CORPORATION
         700 Chestnut Ridge Road
         Chestnut Ridge, NY 10977


         (1) Standard Election. The undersigned Holder elects to purchase ________ shares of the Common Stock of LeCroy Corporation (the "Warrant Stock"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

         (2) Net Exercise Election. The undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to
Section 1.5 of the Warrant. This conversion is exercised with respect to __________ shares of Common Stock of LeCroy Corporation (the "Warrant Stock").

         Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:



-------------------------------------
(Name)


-------------------------------------
(Address)


-------------------------------------
(City, State, Zip Code)


-------------------------------------
(Federal Tax Identification Number)


-------------------------------------
(Date)


                                         SG COWEN SECURITIES CORPORATION


                                         By:  _________________________________
                                              Name:
                                              Title:

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED the undersigned Holder of this Warrant hereby sells, assigns and transfers to the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock set forth below:

     Name of Assignee              Address                No. of Shares




and does hereby irrevocably constitute and appoint ________________ Attorney to make such transfer on the books of ___________________, maintained for the purpose, with full power of substitution in the premises.


Dated:  _____________________            SG COWEN SECURITIES CORPORATION


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title: